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                                  Dechert LLP
                              1775 I Street, N.W.
                            Washington, D.C. 20006
                           Telephone: (202) 261-3300
                              Fax: (202) 261-3333

February 26, 2008

ING Mutual Funds
ING Mayflower Trust
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034

Re: ING Mutual Funds (File Nos. 033-56094 and 811-07428)
    ING Mayflower Trust (File Nos. 033-67852 and 811-07978)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No.131 to the Registration Statement of ING Mutual Funds and in Post-Effective Amendment No.67 to the Registration Statement of ING Mayflower Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP